                                                                    EXHIBIT 3.46

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                           -------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WAXQ INC.", CHANGING ITS NAME FROM "WAXQ, INC." TO "CHANCELLOR MEDIA/WAXQ INC.", FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OF OCTOBER, A.D. 1997, AT 4:30 O'CLOCK P.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                       [SEAL]           /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 8715879

                                                  DATE: 10-22-97

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   WAXQ INC.

        Pursuant to Section 242 of the General Incorporation Law of the State of

Delaware, WAXQ Inc. ("Corporation"), a Delaware corporation, hereby certifies that:


        1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

             FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

             "CHANCELLOR MEDIA/WAXQ INC."

             SECOND: The Registered Agent of the Corporation is:

             THE CORPORATION TRUST COMPANY
             1209 Orange Street
             Wilmington, Delaware 19801
             County of New Castle

        2. The Sole Director and Sole Shareholder of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

        IN WITNESS WHEREOF, the Corporation has caused the Certificate of

Amendment to be signed and executed in its corporate name by Omar Choucair, its

Vice President, on this 17 day of October, 1997.


                                        WAXQ INC.,
                                        a Delaware Corporation

                                        By: /s/ OMAR CHOUCAIR
                                           ----------------------------
                                        Name:  Omar Choucair
                                        Title: Vice President

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   WAXQ INC.

        Pursuant to Section 242 of the General Incorporation Law of the State of

Delaware, WAXQ Inc. ("Corporation"), a Delaware corporation, hereby certifies that:


        1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the present Article FIRST and inserting in lieu thereof a new Article FIRST, as follows:

             FIRST: The name of the Corporation (hereinafter sometimes referred to as the "Corporation") is:

             "CHANCELLOR MEDIA/WAXQ INC."

             SECOND: The Registered Agent of the Corporation is:

             THE CORPORATION TRUST COMPANY
             1209 Orange Street
             Wilmington, Delaware 19801

        2. The Sole Director and Sole Shareholder of the Corporation, by written consent, adopted, approved and ratified the foregoing Amendment.

        IN WITNESS WHEREOF, the Corporation has caused the Certificate of

Amendment to be signed and executed in its corporate name by Omar Choucair, its

Vice President, on this 17 day of October, 1997.


                                        WAXQ INC.,
                                        a Delaware Corporation

                                        By: /s/ OMAR CHOUCAIR
                                           ----------------------------
                                        Name:  Omar Choucair
                                        Title: Vice President

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                           -------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "WAXQ INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTIETH DAY OF JUNE, A.D. 1997.

        AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

        AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.



                       [SEAL]           /s/ EDWARD J. FREEL
                                        -----------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 8536311

                                                  DATE: 06-30-97

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                         -----------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "KBSG INC.", CHANGING ITS NAME FROM "KBSG INC.", TO "WAXQ INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF AUGUST, A.D. 1998, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                     [SEAL]

                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION: 8063726

                                             DATE: 08/12/96

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   KBSG INC.


     KBSG INC., a corporation incorporated and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of said Corporation:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "1", so that, as amended, said Article shall be and read as follows:

      1. The name of the Corporation is: WAXQ INC.

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     FOURTH: The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

     FIFTH: This amendment shall be effective upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said KBSG INC. has caused this Certificate to be signed by Ilene W. Stack, its Assistant Secretary this 7th day of August, 1996.


                                        KBSG INC.

                                        By: /s/ ILENE W. STACK
                                        -----------------------------------
                                        Ilene W. Stack, Assistant Secretary

                                                                 DE 8/12/96

                                   WAXQ Inc.

                              (N/C from KBSG Inc.)

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                            ------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "KNDD INC.", A DELAWARE CORPORATION,
     WITH AND INTO "KBSG INC." UNDER THE NAME OF "KBSG INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF JUNE, A.D. 1996, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                     [SEAL]


                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


                                             AUTHENTICATION: 798165

                                             DATE: 6/17/96

                             CERTIFICATE OF MERGER
                                       OF
                                   KNDD INC.
                                      AND
                                   KBSG INC.
                    ***************************************

     THE UNDERSIGNED, being the Senior Vice President of KBSG INC., a corporation and existing under and by virtue of the General Corporation Law of the State of Delaware ("KBSG"), does hereby certify that:

FIRST:    The name and state of incorporation of each of the Constituent
Corporations is as follows:

          Name                          State of Incorporation
          ----                          ----------------------
          KNDD INC.                     Delaware
          KBSG INC.                     Delaware

SECOND:   A Merger Agreement between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:    The name of the Surviving Corporation is KBSG Inc.

FOURTH:   The Certificate of Incorporation of the Surviving Corporation shall be that of KBSG Inc., a Delaware corporation, and shall remain in force and effect.

FIFTH:    The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation, the address of which is 1515 Broadway, 27th floor, New York, NY 10036.

SIXTH:    A copy of the Merger Agreement will be furnished by the Surviving
Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

          IN WITNESS WHEREOF, KBSG has caused this Certificate of Merger to be signed by Michael D. Fricklas, its Senior Vice President, and attested by Ilene
W. Stack, its Assistant Secretary, this 12th day of June 1996.


                              KBSG INC.


                              By:  /s/ MICHAEL D. FRICKLAS
                                   ------------------------------------------
                                   Michael D. Fricklas, Senior Vice President

Attest:

By:  /s/ ILENE W. STACK
     -----------------------------------
     Ilene W. Stack, Assistant Secretary

                                                                      DE 6/17/96

                                   KBSG Inc.
                       Certificate of Merger of KNDD Inc.
                            with and into KBSG Inc.

                            STATE OF DELAWARE[LOGO]
                          OFFICE OF SECRETARY OF STATE

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF KNBQ INC. FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF FEBRUARY, A.D. 1988, AT 9 O'CLOCK A.M.



                                  : : : : : :











RECEIVED FOR RECORD
MARCH 21, A.D. 1988

[SIG]                                      /s/ MICHAEL HARKINS
--------------------------------           ------------------------------------
RECORDER                                   Michael Harkins, Secretary of State


$3.00 STATE DOCUMENT FEE PAID                AUTHENTICATION:  :1595619
                                                       DATE:   02/23/1988


[SEAL]

                               BOOK D112 PAGE 341

                                                                 FILED
                                                           FEB 16 1988 9 AM

                                                          /s/ MICHAEL HARKINS
                                                           SECRETARY OF STATE



                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                                   KNBQ INC.

                  Under Section 242 of the General Corporation
                          Law of the State of Delaware



IT IS HEREBY CERTIFIED THAT;

        1. The name of the corporation is KNBQ INC., (hereinafter the "corporation").

        2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu thereof the following new Article:

            "FIRST: The name of the corporation is KBSG INC."

        3. The amendment of the Certificate of Incorporation herein certified has been authorized pursuant to the unanimous vote of the Directors of the Corporation on February 1, 1988.

        IN WITNESS WHEREOF, I have hereunto set my hand and the seal of the corporation this 1st day of February, 1988.


                                       KNBQ INC.


                                       By /s/ MARK M. WEINSTEIN
                                          -------------------------------------
                                          MARK M. WEINSTEIN
                                          Vice President/Secretary

[SEAL]

ATTEST:

/s/ EDWARD N. SCHOR
-------------------------------
EDWARD N. SCHOR
Assistant Secretary

                                                                         2/16/88


                          Certificate of Amendment of
                          Certificate of Incorporation
--------------------------------------------------------------------------------
                                                             Name change to KBSG

STATE OF DELAWARE   )
KENT COUNTY         ) INDEXED

RECORDED in the Office for the Recording of Deeds, Etc. at Dover, in and for the said County of Kent, In Corp.
Record  D  Vol. 112  Page  340  Etc.
the 21st day of March A.D. 1988
WITNESS my Hand and the Seal of said office

[SIG]
---------------------------



                          CERTIFICATE OF AMENDMENT OF
                        CERTIFICATE OF INCORPORATION OF
                                   KNBQ INC.


                            Dated: February 1, 1988


                           Viacom International Inc.
                          1211 Avenue of the Americas
                            New York, New York 10036

                               BOOK G103 PAGE 137

                            STATE OF DELAWARE [LOGO]

                          OFFICE OF SECRETARY OF STATE

                          ----------------------------

        I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF KNBQ INC. FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1986, AT 9 O'CLOCK A.M.



[SEAL]                                  /s/ MICHAEL HARKINS
                                        -----------------------------------
                                        Michael Harkins, Secretary of State
RECEIVED FOR RECORD
Feb. 10 A.D. 1987
                                        AUTHENTICATION: :1046776
    [SIG]                                         DATE: 12/16/1986
RECORDER
$3.00 STATE DOCUMENT FEE PAID

                               BOOK G103 PAGE 138
                                                             FILED
                                                             DEC 15 1986
                                                             9 AM
                                                             /s/ MICHAEL HARKINS
                                                             SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION
                                       OF
                                   KNBQ INC.

        I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

        FIRST: The name of the corporation is

                                    KNBQ INC.

        SECOND: The registered office of the corporation is to be located at 229 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

        To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

                               BOOK G103 PAGE 139

        To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

        To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

        To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

        To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

        To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

        To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

        To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions

                               BOOK G103 PAGE 140


        for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

        To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligation or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges or ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

        To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

        The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinafter set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

        The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as

                               BOOK G103 PAGE 141

          objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of said laws.

          FOURTH:   The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares, and the par value of each of such shares is one dollar ($1.00).

          FIFTH:    The name and address of the sole incorporator is as follows:
BARBARA TEED, Viacom International Inc., 1211 Avenue of the Americas, New York, N.Y. 10036.

          SIXTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

          (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

          (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividend.

                               BOOK G103 PAGE 142

          (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been made.

          SEVENTH:  The corporation shall, to the full extent permitted by
Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                               BOOK G103 PAGE 143

          EIGHTH:   Whenever a compromise or arrangement is proposed between
this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                              BOOK G103   PAGE 144



     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunder set my hand and seal this 12th day of December, 1986.



                                                  /s/ BARBARA TEED
                                                 -------------------------
                                                      Barbara Teed

                       STATE OF DELAWARE )  INDEXED
                       KENT COUNTY       )

RECORDED In the Office for the Recording of Deeds, Etc. at Dover, In and for the said County of Kent, In Corp. Record G, Vol. 103, Page 137, Etc. the 10th day of February A.D. 1987.

WITNESS my Hand and the Seal of said office.



                                                    [SIG]
                                          ----------------------------
                                                   Recorder


                          CERTIFICATE OF INCORPORATION

                                       OF

                                   KNBQ INC.

                                     40.00
                                      3.00









                            Dated: December 12, 1986










                      Mail
                           VIACOM INTERNATIONAL INC.
                          1211 Avenue of the Americas
                            New York, New York 10036

                                                                     DE 12/15/86


                 CERTIFIED COPY OF CERTIFICATE OF INCORPORATION